     As filed with the Securities and Exchange Commission on July 26, 2001
                                                    Registration No. 333-_______

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       DIGITAL GENERATION SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


           Delaware                                    94-3140772
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)

                        5221 North O'Connor Boulevard,
                        Suite 950, Irving, Texas 75039
             (Address of registrant's principal executive offices)

            DIGITAL GENERATION SYSTEMS, INC. 1992 STOCK OPTION PLAN
          DIGITAL GENERATION SYSTEMS, INC. 1995 DIRECTOR OPTION PLAN
            STARGUIDE DIGITAL NETWORKS, INC. 1996 STOCK OPTION PLAN
          STARGUIDE DIGITAL NETWORKS, INC. 1999 EQUITY INCENTIVE PLAN
                             (Full title of plan)

           Omar A. Choucair             Copy to:     David R. Earhart, Esq.
       Chief Financial Officer                      Gardere Wynne Sewell LLP
    Digital Generation Systems, Inc.                     1601 Elm Street
  5221 North O'Connor Blvd., Suite 950                     Suite 3000
        Irving, Texas 75039                             Dallas, Texas 75201
            (972) 402-4800                                (214) 999-4645

         (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                           Proposed maximum
   Title of each class                                  Proposed maximum       aggregate
   of securities to be                Amount to be     offering price per      offering          Amount of
        registered                   registered (1)        share  (2)            price        registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par
value:
1992 Stock Option Plan:
--shares subject to outstanding        3,899,096       $       4.30        $ 16,766,112.80    $    4,191.53
  options
--shares available for future          8,200,106       $       3.84        $ 31,488,407.04    $    7,872.02
  grant
1995 Director Option Plan:
--shares subject to outstanding          125,000       $       3.68        $    460,000.00    $      115.00
  options
--shares available for future            575,000       $       3.84        $  2,208,000.00    $      552.00
  grant
1996 Stock Option Plan:
--shares subject to outstanding        2,663,770       $       1.46        $  3,889,104.20    $      972.28
  options
1999 Equity Incentive Plan:
--shares subject to outstanding        2,134,436       $       2.34        $  4,994,580.24    $    1,248.65
  options
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                17,597,408                           $ 59,806,204.28    $   14,951.48
========================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.
(2) Estimated solely for the purpose of calculating the registration fee, which has been computed in accordance with Rule 457(h) [based on the prices at which outstanding options may be exercised (as to 8,822,302 shares) and the average of the high and low prices for the Common Stock on July 23, 2001, as reported on the Nasdaq National Market System (as to 8,775,106 shares for which the exercise price is not known)].

Shares of Common Stock of the registrant for issuance upon exercise of employee and director stock options have been heretofore registered under the registrant's registration statements on Form S-8, File Nos. 333-4676,
333-25701 and 333-60611. These shares of Common Stock and the options are described in the Section 10(a) prospectus for this registration statement in accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended.

     By Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 3, 1996, Registration File No. 333-4676 (the "Initial Registration Statement"), Digital Generation Systems, Inc., a Delaware corporation (the "Registrant"), registered 1,650,798 shares of common stock, $0.001 par value per share (the "Common Stock"), under the Digital Generation Systems, Inc. 1992 Stock Option Plan (the "1992 Plan"), 500,000 shares of Common Stock under the Digital Generation Systems, Inc. 1995 Employee Stock Purchase Plan (the "1995 Purchase Plan") and 75,000 shares of Common Stock under the Digital Generation Systems, Inc. 1995 Director Option Plan (the "1995 Director Plan"). By Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 23, 1997, Registration File No. 333-25701. Registrant registered an additional 700,000 shares of Common Stock under the 1992 Plan and 25,000 shares of Common Stock under the 1995 Director Plan. By Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 4, 1998, Registration File No. 333-60611, Registrant registered an additional 500,000 shares of Common Stock under the 1992 Plan. By Post-Effective Amendment to the Initial Registration Statement, Registrant corrected the name of the 1995 Purchase Plan and reduced the number of shares registered under the 1995 Purchase Plan to 200,000 shares of Common Stock.

     By this Registration Statement, the Registrant is registering an additional 12,099,202 shares of Common Stock under the 1992 Plan, an additional 700,000 shares of Common Stock under the 1995 Director Plan, 2,663,770 shares of Common Stock under the StarGuide Digital Networks, Inc. 1996 Stock Option Plan (the "1996 StarGuide Plan") and 2,134,436 shares of Common Stock under the StarGuide Digital Networks, Inc. 1999 Equity Incentive Plan (the "1999 StarGuide Plan"). StarGuide Digital Networks, Inc., a Nevada corporation ("StarGuide"), is a wholly owned subsidiary of Registrant. The Registrant assumed the options under the 1996 StarGuide Plan and the 1999 StarGuide Plan in connection with the merger of SG Nevada Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of Registrant, with and into StarGuide on January 17, 2001.

                                    PART II

Item 3.  Incorporation of Documents by Reference

  The Registrant is allowed to "incorporate by reference" the information that is filed with the Securities and Exchange Commission, which means that the Registrant can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the Securities and Exchange Commission will update and supersede information filed earlier. The documents listed below, and any future filings made by the Registrant with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference:

  (a) Quarterly Report on Form 10-Q for the three months ended March 31, 2001, as filed on May 15, 2001.

  (b) Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, as filed on April 30, 2001.

  (c) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed on March 30, 2001.

  (d)  Current Report on Form 8-K/A, as filed on March 30, 2001.

  (e)  Current Report on Form 8-K, as filed on January 18, 2001.

  (f)  Amended Registration Statement on Form S-4/A, as filed on October 16,
       2000.

Item 6.  Indemnification of Directors and Officers

  The Registrant's Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

                               Part II - Page 1

  Pursuant to the provisions of Section 145 of the Delaware General Corporation Law ("DGCL"), every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

  The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

  The Registrant's Certificate of Incorporation contains provisions authorizing it to indemnify its officers and directors to the fullest extent permitted by the DGCL.

Item 8.  Exhibits

     In addition to the exhibits filed or incorporated by reference into the Initial Registration Statement or subsequent registration statements, the following documents are filed as Exhibits to this Registration Statement:

       4.1 Digital Generation Systems, Inc. 1992 Stock Option Plan, as amended and restated as of November 21, 2000

       4.2 Digital Generation Systems, Inc. 1995 Director Option Plan, as amended and restated as of June 14, 2001

       4.3  StarGuide Digital Networks, Inc. 1996 Stock Option Plan

       4.4  StarGuide Digital Networks, Inc. 1999 Equity Incentive Plan

       5.1  Opinion of Gardere Wynne Sewell LLP

      23.1  Consent of Independent Public Accountants

      23.2  Consent of Gardere Wynne Sewell LLP (included in Exhibit 5.1)

      24.1 Power of Attorney (set forth on the signature page of this Registration Statement)

Item 9.  Undertakings

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses

                               Part II - Page 2
incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               Part II - Page 3

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, and the State of Texas, on July 25, 2001.

                                   DIGITAL GENERATION SYSTEMS, INC.


                                   By:  /s/ Matthew E. Devine
                                       -----------------------------------------
                                       Matthew E. Devine
                                       Chief Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott K. Ginsburg and Matthew E. Devine, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and additional registration statements relating to the same offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Name                             Title                            Date
             ----                             -----                            ----

 /s/ Scott K. Ginsburg
-------------------------------     Chairman of the Board of               July 25, 2001
     Scott K. Ginsburg                      Directors

 /s/ Matthew E. Devine
-------------------------------           Director and                     July 25, 2001
     Matthew E. Devine               Chief Executive Officer
                                  (Principal Executive Officer)


 /s/ Omar A. Choucair
-------------------------------           Director and                     July 25, 2001
     Omar A. Choucair                Chief Financial Officer
                                  (Principal Financial Officer
                                    and Principal Accounting
                                            Officer)

 /s/ Lawrence D. Lenihan, Jr.
-------------------------------             Director                       July 25, 2001
     Lawrence D. Lenihan, Jr.

Signature Page

 /s/ David M. Kantor                                                       July 25, 2001
-------------------------------             Director
     David M. Kantor

 /s/ Cappy R. McGarr
-------------------------------             Director                       July 25, 2001
     Cappy R. McGarrr

 /s/ Robert J. Schlegel
-------------------------------             Director                       July 25, 2001
     Robert J. Schlegel

 /s/ Kevin C. Howe
-------------------------------             Director                       July 25, 2001
     Kevin C. Howe

 /s/ Jeffrey A. Dankworth
-------------------------------             Director                       July 25, 2001
     Jeffrey A. Dankworth

 /s/ Eric L. Bernthal
-------------------------------             Director                       July 25, 2001
     Eric L. Bernthal

Signature Page

                               INDEX TO EXHIBITS


          EXHIBIT             DESCRIPTION
          -------             -----------

          4.1 Digital Generation Systems, Inc. 1992 Stock Option Plan, as amended and restated as of November 21, 2000
          4.2 Digital Generation Systems, Inc. 1995 Director Option Plan, as amended and restated as of June 14, 2001
          4.3                 StarGuide Digital Networks, Inc. 1996 Stock Option
                              Plan
          4.4                 StarGuide Digital Networks, Inc. 1999 Equity
                              Incentive Plan
          5.1                 Opinion of Gardere Wynne Sewell LLP
         23.1                 Consent of KPMG LLP
         23.2                 Consent of Gardere Wynne Sewell LLP (included in
                              Exhibit 5.1)
         24.1                 Power of Attorney (included on signature page)